ARTICLES OF INCORPORATION
                                       OF
                         INSIDER TRAVEL DEALS.COM, INC.


         THE UNDERSIGNED,  acting as an incorporator of a corporation  under the
Nevada  Revised  Statutes,   as  amended,   adopts  the  following  Articles  of
Incorporation for such corporation:

         1.       The name of the Corporation is Insider Travel Deals.com, Inc.

         2. The name of the person designated as the Corporation's resident agent and the street address of the resident agent where process may be served upon the Corporation are as follows:

                        AA Resident Agents, Inc.
                        333 North Rancho Drive, Suite 410
                        Las Vegas, NV 89106

         3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes, as amended ("NRS").

         4. The aggregate number of shares of stock which the Corporation shall have the authority to issue is 100,000,000 shares of the par value of $0.000l per share designated as Common Stock and 5,000,000 shares of the par value of $0.001 per share designated as Preferred Stock. The Board of Directors is expressly authorized, prior to issuance, to prescribe the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock, as follows:

                  (a) The Preferred Stock may be issued from time to time by the Board of Directors, as provided in NRS Sections 78.195, 78.1955 and 78.196, as shares of one or more series of Preferred Stock, and the Board of Directors is expressly authorized, prior to issuance, to prescribe the following in the resolution or resolutions providing for the issuance of shares of each particular series:

                           (i) The distinctive serial designation of such series which shall distinguish it from other series;

                           (ii) The number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors in creating the series;




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                           (iii)  The  annual   dividend   rate  (or  method  of
         determining such rate) for shares of such series and the date or dates upon which such dividends shall be payable;

                           (iv) Whether dividends on the shares of such series shall be cumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

                           (v) The amount or amounts which shall be paid out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                           (vi) The price or prices at which, the period or periods within which, and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation;

                           (vii) The obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which, and the terms and conditions upon which the shares of such series shall be redeemed, in whole or in part, pursuant to such obligation;

                           (viii) The period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and their terms and conditions of any adjustments thereof, upon which the shares of such series shall be convertible at the option of the holder into shares of any class of stock or into shares of any other series of Preferred Stock or other securities;

                           (ix) The voting rights, if any, of the shares of such series in addition to those required by law, including the number of votes per share and any requirement for the approval by the holders of a certain percentage of all Preferred Stock, or of the shares of one or more series, or of both, as a condition to specified corporate action or amendments to the articles of incorporation;

                           (x) The ranking of the shares of the series as compared with shares of other series of the Preferred Stock in respect of the right to receive dividends; and

                           (xi) Any other voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock not inconsistent herewith or with applicable law.

                  (b) All shares of Preferred Stock shall rank senior to the Common Shares in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation. Shares of any class or series may be issued as a share dividend in respect of shares of another class or series. The Corporation may issue uncertificated shares of some or all of the shares of any or all of its classes or series. All shares of


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Preferred  Stock  redeemed,  purchased or otherwise  acquired by the Corporation
(including shares surrendered for conversion) shall be canceled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

                  (c) Except as otherwise provided by the Board of Directors in accordance with paragraph a. above in respect of any series of the Preferred Stock, all voting rights of the Corporation shall be vested in the holders of the Common and Preferred Stock who shall be entitled to one vote per share.

         5. The members of the governing board of the Corporation are styled as directors of the Corporation. The number of directors of the Corporation which constitutes the first board of directors is one (1). The bylaws of the Corporation shall specify or fix the number of individuals which shall constitute the board of directors of the Corporation which number may be increased or decreased by amendment to the bylaws of the Corporation. The name and address of the member of the first board of directors of the Corporation is as follows:

                         James E. Solomon      2051 North,  Kingston Road
                                               Farmington, UT 84025

                  The name and mailing address of the incorporator are as follows:

                         Craig Wangsgard       5252 N. Edgewood Dr., Suite 210
                                               Provo, UT  84604

         7. The board of directors of the Corporation is expressly authorized to adopt, amend or repeal bylaws of the Corporation.

         No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer of the Corporation. The foregoing sentence, notwithstanding, the liability of a director or officer is not eliminated or limited for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of NRS Section 78.300.

         The period of duration of the Corporation is perpetual.


                                 ACKNOWLEDGEMENT

         The undersigned, AA Resident Agents, Inc., acknowledges its appointment as agent for services of process for Insider Travel Deals.Com, Inc.

         DATED this ____ day of June, 1999.

                                               AA Resident Agents, Inc.
                                               333 North Rancho Drive, Suite 410
                                               Las Vegas, NV 89106


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                                               By:______________________________
                                               ---------------------------------


                                               Print Name

                                               ---------------------------------
                                               Title



         IN WITNESS WHEREOF, the undersigned has signed these Articles of Incorporation as of this ____ day of June, 1999.

                                               INCORPORATOR


                                               /s/ Craig Wangsgard
                                               ---------------------------------
                                               Craig Wangsgard

STATE OF UTAH     )
                  :  ss:
COUNTY OF UTAH    )


         The foregoing instrument was acknowledged before me on this ____ day of June, 1999, by Craig Wangsgard, the incorporator of Insider Travel Deals.com, Inc.


                                               /s/ John R. Reed
                                               ---------------------------------
                                               NOTARY PUBLIC


485966


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